Volato Group Announces Declaration of flyExclusive Stock Dividend to Shareholders

ATLANTA, GA – December 16, 2025 – Volato Group, Inc. (the “Company” or “Volato”) (NYSE American: SOAR), today announced that on December 15, 2026, its Board of Directors approved a stock dividend of shares of flyExclusive, Inc. (NYSE American: FLYX) (“flyExclusive”) to Volato shareholders.

Under the terms of the dividend, Volato shareholders of record as of December 26, 2025 will receive approximately 0.0348 shares of flyExclusive common stock for each share of Volato Class A common stock held on the record date, which was estimated based on the current number of issued and outstanding shares of Volato Class A common stock and the number of shares of common stock underlying convertible notes on an as converted basis. The dividend distribution is expected to occur shortly thereafter, subject to applicable regulatory and exchange requirements, including the effectiveness of the registration statement on Form S-3 filed by flyExclusive with the SEC (File No. 333-291052), which will register the flyExclusive shares for resale.

No fractional shares of flyExclusive common stock will be issued. Instead, shareholders entitled to fractional shares will receive a cash payment in lieu of any fractional share. Volato is coordinating with its transfer agent, Continental Stock Transfer & Trust Company (“Continental”), on the mechanics of the dividend distribution, including to determine the applicable broker’s cut-off date, to ensure a seamless process.

This dividend reflects Volato’s continuing efforts to enhance shareholder value through strategic alignment with key partners in the private aviation and technology sectors. flyExclusive, a leading provider of premium private jet charter and aircraft management services, completed its initial public offering and listing under the ticker “FLYX” in December 2023.

“We are pleased to deliver this dividend to our shareholders, further demonstrating Volato’s commitment to maximizing shareholder value. The distribution of flyExclusive stock provides our investors with direct participation in a company that shares our focus on innovation, operational excellence, and growth in the private aviation sector,” said Matt Liotta, Chief Executive Officer of Volato.

About Volato

Volato Group, Inc. (NYSE American: SOAR) is a technology company focused on building scalable software and data solutions that improve the reliability and intelligence of high-stakes business decisions. The Company’s existing Parslee Document Intelligence platform enhances the performance of leading large language models (LLMs) by adding deterministic structure and auditability to complex documents such as contracts and SEC filings. Through its pending merger with M2i Global, Inc., Volato Group is expanding into the critical minerals sector—leveraging its software expertise to bring greater transparency, traceability, and operational intelligence to supply chains essential for U.S. national security and advanced technologies. For more information visit www.flyvolato.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management or the board’s current expectations or predictions of future conditions, events, or results. All statements that address operating performance, events, or developments that may occur in the future are forward-looking statements, including statements regarding the challenges associated with executing our growth strategy, developing, marketing and consistently delivering high-quality services that meet customer expectations. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions, and expectations, but they are not guarantees of future performance or events. Furthermore, Volato disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond Volato’s control, that are described in Volato’s periodic reports filed with the SEC including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, subsequent reports filed with the SEC, and other factors that Volato may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

For Investors:
investors@flyvolato.com